CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 28, 2007 on Alternative Investment Partners Absolute Return Fund STS, which is incorporated by reference in this Registration Statement (Form N-2 Nos. 333-140822 and 811-21831).

ERNST & YOUNG LLP

New York, New York

July 30, 2007